As filed with the Securities and Exchange Commission on January 17, 2006

Registration No. 333-127371

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 5

TO

FORM S-4

REGISTRATION STATEMENT

Under

The Securities Act of 1933

RUDOLPH TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	3823	22-3531208
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

One Rudolph Road

PO Box 1000

Flanders, New Jersey 07836

(973) 691-1300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Paul F. McLaughlin

Chairman and Chief Executive Officer

Rudolph Technologies, Inc.

One Rudolph Road

PO Box 1000

Flanders, New Jersey 07836

(973) 691-1300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David M. Schwartzbaum, Esq. Latham & Watkins LLP 885 Third Avenue Suite 1000 New York, New York 10022 (212) 906-1200	Thomas R. King, Esq. Robert K. Ranum, Esq. Fredrikson & Byron, P.A. 200 South Sixth Street Suite 4000 Minneapolis, MN 55402-1425 (612) 492-7000

Approximate date of commencement of proposed sale to the public:    As soon as practicable after the effectiveness of this registration statement and the satisfaction or waiver of all other conditions under the merger agreement described herein.

If the securities being registered on this form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

Explanatory Note

The sole purpose of this amendment is to file Exhibits 5.1 and 23.3 to the registration statement, as indicated in Item 21 of Part II of the registration statement and the exhibit index. No change is made to the preliminary prospectus constituting Part I of the registration statement. Accordingly, this amendment consists only of the facing page, this explanatory note, Items 20-22 of Part II of the registration statement, the signature page to the registration statement, the exhibit index of the registration statement and Exhibits 5.1 and 23.3.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law, or DGCL, empowers Rudolph to indemnify, subject to the standards set forth therein, any person who is a party in any action in connection with any action, suit or proceeding brought or threatened by reason of the fact that the person was a director, officer, employee or agent of such company, or is or was serving as such with respect to another entity at the request of such company. The DGCL also provides that Rudolph may purchase insurance on behalf of any of their respective directors, officers, employees or agents.

Article VII of Rudolph’s Restated Certificate of Incorporation provides for indemnification of Rudolph’s officers and directors to the fullest extent permitted by the DGCL.

Rudolph has entered into indemnification agreements with its directors and officers. Generally, these agreements provide that Rudolph will indemnify such persons against any and all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any third-party Proceeding (as defined below). These agreements further provide that Rudolph will indemnify such persons against all expenses actually and reasonably incurred in connection with Proceedings by or in the right of Rudolph if such persons acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of Rudolph. A “Proceeding” is any threatened, pending or completed action, suit, arbitration, investigation, inquiry, threatened or completed proceeding, whether brought in the right of Rudolph or otherwise, and whether civil, criminal, administrative or investigative, in which the involvement of any person entitled to indemnification under an indemnification agreement relates to the fact that such person is or was a director or officer of Rudolph, is or was serving at the request of Rudolph as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or relates to any action taken by such person while acting as director or officer of Rudolph, in each case whether or not serving in such capacity at the time any liability or expense is incurred. Rudolph’s obligations are subject to a determination of entitlement to indemnification by independent counsel (in a written opinion), by disinterested directors of Rudolph or, if so directed by Rudolph’s board of directors, by Rudolph’s stockholders. Payment to any person entitled to indemnification must be made within 10 days after such determination. Rudolph must advance the expenses incurred in connection with any Proceeding within 30 days after its receipt of a statement requesting such advances, whether prior to or after final disposition of any Proceeding. In the event that a determination is made that any person described above is not entitled to indemnification, advancement of expenses is not timely made or where no determination of entitlement or rightful payment of indemnification has been made, such person may seek an adjudication by a court of such entitlement or, alternatively, such person may seek an award in arbitration.

Rudolph carries insurance policies which cover its individual directors and officers for legal liability and which would pay on Rudolph’s behalf for expenses of indemnifying directors and officers in accordance with Rudolph’s Restated Certificate of Incorporation.

Section 102(b)(7) of the DGCL enables a Delaware corporation to provide in its certificate of incorporation for the elimination or limitation of the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. However, no provision can eliminate or limit a director’s liability:

•	for any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the DGCL, which imposes liability on directors for unlawful payment of dividends or unlawful stock purchase or redemption;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or

•	for any transaction from which the director derived an improper personal benefit.

Article VII of Rudolph’s Restated Certificate of Incorporation eliminates the liability of a director of Rudolph to Rudolph or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL.

Item 21. Exhibits and Financial Statement Schedules

Exhibits

The following exhibits are filed herewith or incorporated herein by reference:

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of June 27, 2005, by and among the Registrant, NS Merger Sub, Inc. and August Technology Corporation (incorporated by reference to Exhibit 99.2 to the Registrant’s Schedule 13D filed with the SEC on July 7, 2005).***

2.2	Amendment No. 1, dated as of December 8, 2005, by and among the Registrant, NS Merger Sub, Inc. and August Technology Corporation, to the Agreement and Plan of Merger, dated as of June 27, 2005, by and among the Registrant, NS Merger Sub, Inc. and August Technology Corporation (incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on December 9, 2005).

3.1	Restated Certificate of Incorporation of Registrant (incorporated herein by reference to Exhibit 3.1(b) to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1, as amended (SEC File No. 333-86871), filed with the SEC on October 5, 1999).

3.2	Amended and Restated Bylaws of Registrant (incorporated herein by reference to Exhibit 3.2(b) to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1, as amended (SEC File No. 333-86871), filed with the SEC on October 5, 1999).

3.3	Certificate Of Designations Of Series A Junior Participating Preferred Stock Of Rudolph Technologies, Inc. (incorporated herein by reference to Exhibit 3.4 of the Registrant’s Registration Statement on Form 8-A, filed with the SEC on June 27, 2005).

4.1	Rights Agreement, dated as of June 27, 2005, between the Registrant and American Stock Transfer & Trust Company, as Rights Agent, including the form of Certificate of Designations of the Series A Junior Participating Preferred Stock of Rudolph Technologies, Inc. as Exhibit A, the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C (incorporated herein by reference to Exhibit 4.1 of the Registrant’s Registration Statement on Form 8-A, filed with the SEC on June 27, 2005).

5.1	Opinion of Latham & Watkins LLP.

5.2	Opinion of Richards, Layton & Finger, P.A.**

8.1	Opinion of Latham & Watkins LLP relating to tax matters.**

8.2	Opinion of Fredrikson & Byron, P.A. relating to tax matters.**

21	List of Subsidiaries (incorporated herein by reference to Exhibit 21 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, filed with the SEC on March 15, 2005).

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm (related to the consolidated financial statements of the Registrant).**

23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm (related to the consolidated financial statements of August Technology Corporation).**

Exhibit No.	Description
23.3	Consent of Latham & Watkins LLP (included in Exhibits 5.1 (filed herewith) and 8.1**).

23.4	Consent of Fredrikson & Byron, P.A. (included in Exhibit 8.2).**

24.1	Power of Attorney (included in Part II of this Registration Statement).**

99.1	Consent of Piper Jaffray & Co.**

99.2	Consent of Needham & Company, LLC.**

99.3	Form of Proxy of the Registrant.**

99.4	Form of Proxy of August Technology Corporation.**

99.5	Form of Election Form/Letter of Transmittal and related documentation.**

99.6	Consent of Jeff L. O’Dell to be named a director of Rudolph upon completion of the merger.**

99.7	Consent of Michael W. Wright to be named a director of Rudolph upon completion of the merger.**

99.8	Letters from August to Rudolph, dated April 4, 2005.**

*	To be filed by amendment.
**	Previously filed.
***	Pursuant to Item 601(b)(2) of Regulation S-K, the following schedules to the Agreement and Plan of Merger have been omitted from Exhibit 2.1:

August Technology Disclosure Schedules

Section 3.1	Organization and Qualification; Subsidiaries
Section 3.3(b)	Stock Options
Section 3.3(c)	Certain Rights
Section 3.5	No Conflict, Required Filings and Consents
Section 3.9(viii)	Absence of Certain Changes or Events
Section 3.10	Undisclosed Liabilities
Section 3.11	Litigation; Investigations
Section 3.12(a)	Material Contracts
Section 3.13(a)	Employee Benefit Plans
Section 3.13(e)	Employee Plans
Section 3.13(i)	Post-Termination Employee Plan
Section 3.13(l)	Countries
Section 3.13(m)	Employees
Section 3.13(o)	Severance or Other Obligations
Section 3.14(b)	Personnel Manuals, Handbooks
Section 3.14(g)	Employment Facilities
Section 3.15(b)	Real Property
Section 3.15(c)	Real Property Lease Defaults
Section 3.18(a)	Registered Intellectual Property
Section 3.18(d)	Allegations of Intellectual Property Infringement, Violation, Unauthorized Use
Section 3.18(h)	Intellectual Property Misappropriation, Infringement, Dilution, Violation
Section 3.18(j)	Royalty or Other Fees
Section 3.25(a)	10 Largest Customers
Section 3.25(b)	10 Largest Suppliers
Section 3.26(a)	Recalls, Field Notifications, Field Corrections and Safety Alerts
Section 5.2	Restrictive Covenants
Section 6.10(b)	D&O Policy
Section 6.11	Affiliates
Section 9.3(d)	Amendment Agreements

Rudolph Disclosure Schedules

Section 4.1	Subsidiaries
Section 4.3(b)	Persons Holding Outstanding Awards to Acquire Shares of Parent Common Stock
Section 4.12(d)	Material Contracts
Section 4.13(a)	Employee Plans
Section 4.13(i)	Employee Plans with Benefits Post-Termination
Section 4.13(l)	Countries of Parent Operations
Section 4.13(m)	Employment Related Agreements
Section 4.14(b)	Personnel Manuals or Handbooks
Section 4.14(g)	Individuals Who Suffered an “Employment Loss” During the 90-Day Period Prior to the Date of this Agreement
Section 4.15(b)	Real Property
Section 4.18(b)	Registered Intellectual Property
Section 4.18(j)	Royalty Obligations Above Thresholds
Section 4.25(a)	10 Largest Customers
Section 4.25(b)	10 Largest Suppliers
Section 4.26(a)	Recalls, Field Notifications, Field Corrections and Safety Alerts
Section 5.1(b)	Interim Conduct of Business
Section 5.3	Restricted Covenant Exceptions
Section 5.3(c)	Restricted Covenant Exceptions
Section 5.3(d)	Restricted Covenant Exceptions

Rudolph agrees to furnish supplementally to the Staff of the Securities and Exchange Commission a copy of any omitted schedule upon the Staff’s request.

Financial Statement Schedule

The Financial Statement Schedule that was previously filed with the SEC on March 15, 2005 as part of Rudolph’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 is incorporated herein by reference.

Item 22. Undertakings

(a) The undersigned registrant hereby undertakes

(1) To file, during any period in which offers or sales are being made, a posteffective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B (§230.430B of this chapter):

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)	If the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The registrant undertakes that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(d) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (h)(1) of Item 512 of Regulation S-K, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act, and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(f) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(g) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, as amended, Rudolph Technologies, Inc. has duly caused this Amendment No. 5 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized at Flanders, New Jersey, on January 17, 2006.

RUDOLPH TECHNOLOGIES, INC.

By:	/s/ PAUL F. MCLAUGHLIN
Paul F. McLaughlin Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 5 to the Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ PAUL F. MCLAUGHLIN Paul F. McLaughlin	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	January 17, 2006

/s/ STEVEN R. ROTH Steven R. Roth	Senior Vice President, Finance and Administration, and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	January 17, 2006

* David Belluck	Director	January 17, 2006

* Daniel H. Berry	Director	January 17, 2006

* Paul Craig	Director	January 17, 2006

* Thomas G. Greig	Director	January 17, 2006

* Carl E. Ring, Jr.	Director	January 17, 2006

* Richard F. Spanier	Director	January 17, 2006

* Aubrey C. Tobey	Director	January 17, 2006

*By:	/S/ PAUL F. MCLAUGHLIN
Paul F. McLaughlin Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of June 27, 2005, by and among the Registrant, NS Merger Sub, Inc. and August Technology Corporation (incorporated by reference to Exhibit 99.2 to the Registrant’s Schedule 13D filed with the SEC on July 7, 2005).

2.2	Amendment No. 1, dated as of December 8, 2005, by and among the Registrant, NS Merger Sub, Inc. and August Technology Corporation, to the Agreement and Plan of Merger, dated as of June 27, 2005, by and among the Registrant, NS Merger Sub, Inc. and August Technology Corporation (incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on December 9, 2005).

3.1	Restated Certificate of Incorporation of Registrant (incorporated herein by reference to Exhibit 3.1(b) to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1, as amended (SEC File No. 333-86871), filed with the SEC on October 5, 1999).

3.2	Amended and Restated Bylaws of Registrant (incorporated herein by reference to Exhibit 3.2(b) to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1, as amended (SEC File No. 333-86871), filed with the SEC on October 5, 1999).

3.3	Certificate Of Designations Of Series A Junior Participating Preferred Stock Of Rudolph Technologies, Inc. (incorporated herein by reference to Exhibit 3.4 of the Registrant’s Registration Statement on Form 8-A, filed with the SEC on June 27, 2005).

4.1	Rights Agreement, dated as of June 27, 2005, between the Registrant and American Stock Transfer & Trust Company, as Rights Agent, including the form of Certificate of Designations of the Series A Junior Participating Preferred Stock of Rudolph Technologies, Inc. as Exhibit A, the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C (incorporated herein by reference to Exhibit 4.1 of the Registrant’s Registration Statement on Form 8-A, filed with the SEC on June 27, 2005).

5.1	Opinion of Latham & Watkins LLP.

5.2	Opinion of Richards, Layton & Finger, P.A.**

8.1	Opinion of Latham & Watkins LLP relating to tax matters.**

8.2	Opinion of Fredrikson & Byron, P.A. relating to tax matters.**

21	List of Subsidiaries (incorporated herein by reference to Exhibit 21 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, filed with the SEC on March 15, 2005).

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm (related to the consolidated financial statements of the Registrant).**

23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm (related to the consolidated financial statements of August Technology Corporation).**

23.3	Consent of Latham & Watkins LLP (included in Exhibits 5.1 (filed herewith) and 8.1**).

23.4	Consent of Fredrikson & Byron, P.A. (included in Exhibit 8.2).

24.1	Power of Attorney (included in Part II of this Registration Statement).**

99.1	Consent of Piper Jaffray & Co.**

99.2	Consent of Needham & Company, LLC.**

99.3	Form of Proxy of the Registrant.**

99.4	Form of Proxy of August Technology Corporation.**

99.5	Form of Election Form/Letter of Transmittal and related documentation.**

Exhibit No.	Description

99.6	Consent of Jeff L. O’Dell to be named a director of Rudolph upon completion of the merger.**

99.7	Consent of Michael W. Wright to be named a director of Rudolph upon completion of the merger.**

99.8	Letters from August to Rudolph, dated April 4, 2005.**

*	To be filed by amendment.
**	Previously filed.

2